                                   CERTIFICATE

          The undersigned, Ian Robertson, being a director of Algonquin Power
Management Inc. (the "Corporation"), hereby certifies that the resolutions annexed hereto have been duly passed by the directors of the Corporation and remain in full force and effect as of the date hereof, unamended.

          DATED at Oakville, Ontario this 22nd day of March, 2007.

                                        (signed) "Ian Robertson"
                                        ----------------------------------------
                                        Ian Robertson
                                        Director
                                        Algonquin Power Management Inc.

                          "RESOLUTIONS OF THE DIRECTORS

                                       OF

                         ALGONQUIN POWER MANAGEMENT INC.
                               (THE "CORPORATION")

          WHEREAS the Corporation is the manager of Algonquin Power Trust (the
"Trust") and Algonquin Power Income Fund (the "Fund");

          AND WHEREAS the Trust desires to make a take-over bid (the "Trust Unit
Offer") for all of the outstanding trust units ("CPIF Units") of Clean Power
Income Fund ("CPIF") not owned by the Trust or its affiliates on the basis of
0.6152 trust units ("Algonquin Units") and a Contingency Value Receipt (as that term is defined in the Circular, defined below) of the Fund per CPIF Unit;

          AND WHEREAS the Trust desires to make a take-over bid (the "Debenture
Offer" and, together with the Trust Unit Offer, the "Offers") for all of the outstanding 6.75% convertible unsecured subordinated debentures ("Debentures")
of CPIF not owned by the Trust or its affiliates on the basis of, at the option of the debentureholder, (a) $102 principal amount of 6.20% convertible unsecured subordinated debentures of the Fund due November 16, 2016 ("Algonquin Series 2A
Debentures") per $100 principal amount of Debentures, or (b) $100 principal amount of 6.65% convertible unsecured subordinated debentures of the Fund due
July 31, 2011 ("Algonquin Series 1A Debentures") per $100 principal amount of
Debentures;

APPROVAL OF THE OFFERS AND CIRCULAR

          BE IT RESOLVED THAT:

     1.   The Chief Executive Officer, Chief Financial Officer and any two or
          more directors of the Corporation, on behalf of the Trust, are hereby authorized to execute a take-over bid circular (the "Circular")
          comprised of the offers to purchase and the circular, substantially in the draft form previously provided to the directors, together with such additions and amendments thereto and omissions therefrom as the officers and directors of the Corporation, on behalf of the Trust, deem appropriate, such approval to be conclusively evidenced by their signature thereto, and the filing of the Circular with the securities regulatory authorities in Canada and with the Securities and Exchange
          Commission in the United States on Form F-8, are hereby approved.

     2.   Any director or officer of the Corporation is hereby authorized to settle, on behalf of the Trust, the form of the letters of acceptance and transmittal, the President's letter and related documents to be forwarded to unitholders and debentureholders of CPIF in connection with making the Offer.

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RESERVATION OF TRUST UNITS FOR TRUST UNIT OFFER

     1.   The reservation by the Fund of 31,720,090 Algonquin Units for issuance to the Trust for delivery to the unitholders of CPIF pursuant to the
          Trust Unit Offer is hereby approved by the Corporation as the administrator and manager of the Fund.

LISTING OF ADDITIONAL TRUST UNITS

     2.   The application by the Fund to The Toronto Stock Exchange to list and post for trading up to 31,720,090 Algonquin Units issuable pursuant to the Trust Unit Offer, is hereby approved by the Corporation as the administrator and manager of the Fund, and any one officer or director of the Corporation as the administrator and manager of the Fund is hereby authorized and directed to take all such actions and do all such things as may be necessary in connection with such application.

ISSUANCE OF DEBENTURES

     3.   The allotment and issuance of $56,100,000 principal amount of
          Algonquin Series 2A Debentures of the Fund issued at a price of $102 per Algonquin Series 2A Debenture pursuant to the terms and conditions of the Debenture Offer is hereby approved by the Corporation as the administrator and manager of the Fund, and upon receipt of payment for such Algonquin Series 2A Debentures, shall be issued by the Fund.

     4.   The allotment and issuance of $55,000,000 principal amount of
          Algonquin Series 1A Debentures of the Fund issued at a price of $100 per Algonquin Series 1A Debenture pursuant to the terms and conditions of the Debenture Offer is hereby approved by the Corporation as the administrator and manager of the Fund, and upon receipt of payment for such Algonquin Series 1A Debentures, shall be issued by the Fund.

RESERVATION AND ISSUANCE OF TRUST UNITS ISSUABLE ON CONVERSION

     5.   The reservation by the Fund for issuance of

               i.   up to 5,100,000 Algonquin Units which may be issuable on
                    conversion, redemption or maturity of the Algonquin Series
                    2A Debentures pursuant to the terms of the trust indenture governing the Algonquin Series 2A Debentures; and

                                       -3-

               ii.  up to 5,164,319 Algonquin Units which may be issuable on conversion, redemption or maturity of the Algonquin Series
                    1A Debentures pursuant to the terms of the trust indenture governing the Algonquin Series 1A Debentures

          is hereby approved by the Corporation as the administrator and manager of the Fund and, upon the due and timely exercise of such conversion rights or redemption or maturity, as applicable, such number of
          Algonquin Units issuable pursuant to such conversion right, redemption or maturity, as applicable, shall be issued as fully paid and non-assessable units of the Fund.

LISTING OF DEBENTURES

     6.   The application by the Fund to the Toronto Stock Exchange to list and post for trading, $56,100,000 principal amount of Algonquin Series 2A
          Debentures offered pursuant to the Debenture Offer and up to 5,100,000
          Algonquin Units which may be issued on the conversion, redemption or maturity of the Algonquin Series 2A Debentures, is hereby approved, ratified and confirmed by the Corporation as the administrator and manager of the Fund.

     7.   The application by the Fund to the Toronto Stock Exchange to list and post for trading, $55,000,000 principal amount of Algonquin Series 1A
          Debentures offered pursuant to the Debenture Offer and up to 5,164,319
          Algonquin Units which may be issued on the conversion, redemption or maturity of the Algonquin Series 1A Debentures, is hereby approved, ratified and confirmed by the Corporation as the administrator and manager of the Fund.

     8.   Any one officer or director of the Corporation, is hereby authorized and directed to take all such actions and do all such things as may be necessary in connection with such applications and counsel to the Fund is authorized to submit such applications on behalf of the Fund.

APPROVAL OF SUPPORT AGREEMENT

     3.   The entering into of a support agreement (the "Support Agreement") by the Corporation with the Corporation on behalf of the Trust, the
          Corporation on behalf of the Fund, CPIF and Clean Power Energy Trust, whereby, among other things, the Trust agrees to make the Offers, the
          Fund agrees to guarantee the performance of the Trust's obligations in connection with the Offers and CPIF agrees to support the Offers, is hereby approved, ratified and confirmed.

     4.   The execution and delivery of the Support Agreement, substantially in the form previously presented to the directors, by any one officer or director of the

                                       -4-

          Corporation on behalf of the Corporation, the Trust and the Fund, together with such amendments, deletions and additions as such officer or director of the Corporation may approve, is hereby approved, ratified and confirmed.

     5.   The performance of the Corporation's obligations under the terms of the Support Agreement is hereby approved, ratified and confirmed.

DEPOSITARY AGREEMENT

     6.   The entering into of a depositary agreement (the "Depositary
          Agreement") by the Corporation on behalf of the Trust with
          Computershare Trust Company of Canada ("Computershare") whereby
          Computershare agrees to act as depositary under the Offers, is hereby authorized and approved.

     7.   The execution and delivery of the Depositary Agreement, substantially in the form previously presented to the directors, by any one officer or director of the Corporation on behalf of the Trust, together with such amendments, deletions and additions as such officer or director of the Corporation may approve, is hereby authorized and approved.

GENERAL

          BE IT FURTHER RESOLVED THAT:

     8.   Any director or officer of the Corporation is hereby authorized and directed to do all such things and execute all such documents, agreements and statements as may be necessary or desirable to give effect to the foregoing resolutions."